EXHIBIT 10.3

AGREEMENT (the "Agreement") dated as of November 22, 1999 by and among INVESTAMERICA, INC., a Nevada corporation ("INVT"), OAKBAY TRADING LIMITED (a BVI corporation to be re-named Optica Communications Group Inc., and which shall hereinafter be referred to as "Optica"), and the shareholders of Optica (collectively referred to herein as the "Optica Shareholders")

WHEREAS The Board of Directors of INVT and the Board of Directors of Optica and the Optica Shareholders, respectively, deem it advisable and in the best interests of INVT and Optica, and their respective shareholders that INVT acquire Optica in exchange for a controlling interest in INVT upon the terms and subject to the conditions of this Agreement.

Accordingly, the parties hereto hereby agree as follows:


1.	DEFINITIONS

1.1	Defined Terms. As used in this Agreement, the following terms have the following meanings:

(a)	"Agreement": this Agreement, as amended, supplemented or otherwise modified from time to time.

(b)	"Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a partnership or other
Person (other than a corporation).

(c)	"Closing": has the meaning set forth in Section 2.1.

(d)	"Contractual Obligation": as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

(e)	"Convertible Securities": options, warrants, subscriptions or other commitments or rights of any nature to purchase, or securities convertible into or exchangeable for, Capital Stock.

(f)	"Exchange Act": the Securities Exchange Act of 1934, as amended from time to time, and the regulations and rulings issued thereunder.

(g)	"Governmental Authority": any nation or government, any state or other political subdivision thereof and any federal, state, county, local or foreign entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

(h)	"INVT Common Shares": shares of voting Common Stock, par value $.001 per share, of INVT.


(i)	"INVT Preferred Shares": 450,000 shares of Preferred Stock, par value
$.001 per share, of INVT, to be issued on Closing, each having attached thereto the right of conversion into 185 INVT Common Shares.

(j)	"Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest or agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financial statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

(k)	"Optica Common Shares": shares of voting Common Stock without par value of Optica.

(l)	"Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

(m)	"Requirement of Law": as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other
Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

(n)	"SEC": the Securities and Exchange Commission.

(o)	"Securities Act": the Securities Act of 1933, as amended, and the rules and regulations thereunder.


1.2	Other Definitional Provisions; Interpretation.

(a)	Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other agreement, instrument or document made or delivered pursuant hereto.

(b)	The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and
Schedule references are to this Agreement unless otherwise specified.
(c)	The headings in this Agreement are included for conveniences of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

(d)	The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.	THE ACQUISITION

2.1	Closing.   The acquisition described herein shall be consummated at a closing (the Closing) to take place at the Offices of INVT or at such other place as may be agreed by the parties. The Closing shall take place on November 22, 1999 or as soon as practicable thereafter.

2.2	Transfer of Optica Common Shares.  Subject to the terms and conditions of this Agreement, at the Closing the Optica Shareholders will transfer all of the issued and outstanding Optica Common Shares (being 45,000 Common Shares) to INVT in exchange for 450,000 INVT Preferred Shares such that each Optica Shareholder shall receive 10 INVT Preferred Shares for each Optica Common Share held by it.



3.	CONVERSION OF INVT PREFERRED SHARES INTO INVT COMMON SHARES


3.1	Conversion Right.  On Closing, each INVT Preferred Share shall be convertible into 185 INVT Common Shares.

3.2 Procedure for Exercise of Conversion Right. The Conversion Right shall be exercisable at any time following Closing and may be exercised in respect of all or part of the INVT Preferred Shares. The holder of INVT Preferred Shares wishing to exercise its Conversion Right shall deliver to INVT written notice of such exercise indicating the number of INVT Preferred Shares that it wishes to convert, together with stock certificates, duly endorsed, representing such INVT Preferred Shares. Upon delivery of such notice and surrender of such stock certificate, new stock certificates representing INVT Common Shares shall be issued to the holder within ten (10) days.

3.3	No Fractional Shares.  No certificates or scrip for fractional INVT
Common Shares will be issued pursuant to the Conversion Right. Fractional INVT Common Shares that would otherwise be issuable shall be rounded upward or downward to the nearest whole share (with fractions of .5 or higher being rounded upward).

3.4 Adjustments Upon Changes in Capitalization. Subject and pursuant to the provisions of this Section 3.4, the number of INVT Common Shares subject to the Conversion Right shall be subject to adjustment from time to time as set forth hereinafter:

3.4.1 If INVT shall at any time subdivide its outstanding shares of Stock by recapitalization, reclassification or split-up thereof, or if INVT shall declare a stock dividend or distribute INVT Common Shares to its shareholders, the number of INVT Common Shares subject to the Conversion Right immediately prior to such subdivision, stock dividend or distribution shall be proportionately increased, and if INVT shall at any time combine the outstanding INVT Common Shares by recapitalization, reclassification or combination thereof, the number of INVT Common
Shares subject to the Conversion Right immediately prior to such combination shall be proportionately decreased. Any such adjustment pursuant to this Section 3.4 shall be effective at the close of business on the effective date of such subdivision of combination or, in the case of any adjustment which is the result of a stock dividend or distribution, the effective date for such adjustment shall be the record date therefor.

3.4.2	In case of any reclassification of the outstanding shares of Stock, other than a change covered by Section 3.4.1 hereof or which solely affects the par value of INVT Common Shares, or in the case of any merger or consolidation of INVT with or into another company (other than a merger or consolidation in which INVT is the continuing company and which does not result in any reclassification or capital reorganization of the outstanding INVT Common Shares), or in the case of any sale or conveyance to another company of the property of INVT as an entirety or substantially as an entirety in connection with which INVT is dissolved, the holders of INVT Preferred Shares shall have the right thereafter to receive upon the exercise of the Conversion Right, for the same INVT Preferred Shares deliverable hereunder immediately prior to such event, the kind and amount of shares of Capital Stock or other property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of INVT Common Shares obtainable upon exercise of the Conversion Right immediately prior to such event; and if any reclassification also results in a change in INVT Common Shares covered by Section 3.4.1, then such adjustment shall be made pursuant to both Section 3.4.1 and this Section 3.4.2. The provisions of this Section
3.4 shall similarly apply to any successive reclassification, capital reorganization, merger, consolidation, sale or other similar transaction.


4.	REPRESENTATIONS AND WARRANTIES OF OPTICA

	Optica and the Optica Shareholders hereby represent and warrant to INVT that, except as disclosed on any Schedule:

4.1	Organization of Optica.  Optica is a corporation duly organized, validly existing and in good standing under the laws of BVI and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its businesses in all material respects as now being conducted.

4.2	Authority.  Optica and the Optica Shareholders have all requisite power and authority to execute, deliver and perform this Agreement and Optica has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement (i) has been duly executed and delivered by Optica and the Optica Shareholders, and (ii) constitutes legal, valid and binding obligations of Optica and the Optica Shareholders enforceable against Optica and the Optica Shareholders in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

4.3	Capitalization.  Optica's authorized Capital Stock consists of
50,000,000 Optica Common Shares, of which 45,000 are issued and outstanding as of the date of this Agreement. Prior to Closing, no additional shares of Optica Capital Stock or Convertible Securities to acquire Optica Capital Stock may be issued. No other class of Capital Stock of Optica is authorized or outstanding. All of the issued and outstanding Optica Common Shares are duly authorized and are legally and validly issued, fully paid and nonassessable.

4.4	Optica Convertible Securities.  There are no outstanding Convertible
Securities to acquire any Capital Stock of Optica from Optica or from any of the Optica Shareholders, except pursuant to the Conversion Right contemplated by this Agreement. No shares of Capital Stock of Optica are reserved or set aside as treasury shares for any purpose and no shareholder of Optica has preemptive rights. There are no voting trusts or other agreements or understanding with respect to the voting of shares of any class of Capital Stock of Optica.

4.5	Subsidiaries.  Optica Communications Inc., a British Columbia
corporation, is a wholly owned subsidiary of Optica. Optica has no other subsidiaries and Optica is not a party to any partnership or joint venture agreement or arrangement or owns any equity interest in any other corporation, partnership or other entity.

4.6	Charter Documents.  Optica has made available to INVT true, correct and complete copies of the corporate charter documents of Optica and its subsidiary, Optica Communications Inc., and all amendments thereto as of the date hereof (collectively the "Optica Charter Documents").

4.7	No Conflicts.  Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, conflict with or will conflict with or has resulted or will result in the breach of or violation of any of the terms or conditions of, or constitute (or, with notice or lapse of time or both, would constitute) a default or result in the acceleration of any material obligation of Optica under: (i) any Optica
Charter Documents; or (ii) any Requirement of Law or Contractual Obligation of Optica and will not result in, or require, the creation of imposition of any Lien on any of its assets, properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

4.8	Permits.  Optica has all licenses, permits, orders, authorizations, notifications and approvals of any Governmental Authority material to the conduct of its business as presently conducted.

4.9	No Consents.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement by Optica and the consummation by Optica of any of the transactions contemplated hereby.

4.10	Litigation.  Optica is not a party to, nor, to its knowledge, threatened with, any litigation or judicial, administrative or arbitration proceeding or investigation. There is no dispute with any Person under contract with Optica which has a material adverse effect on Optica, or is reasonably likely to have a material adverse effect on Optica.

4.11	Liabilities.  As at the date of this Agreement, Optica did not have any material direct or indirect indebtedness or liabilities accrued, absolute, or contingent (and likely of occurring) or otherwise, whether or not of a kind required by United States Generally Accepted Accounting Principles to be set forth, accrued, reserved for or reflected in a financial statement ("Optica Liabilities"), except Optica Liabilities incurred in the ordinary course of business or in connection with this Agreement.

4.12	Employee Benefit Plans.  There are no written or oral pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive compensation, bonus, vacation, severance, sickness or disability, hospitalization, individual and group health and accident insurance, individual and group life insurance or other material employee benefit plans, programs, commitments or funding arrangements maintained by Optica, to which Optica is a party, or under which Optica has any obligations, present or future.

4.13	Potential Conflicts of Interest.  No officer, director or shareholder of
Optica: (i) owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any entity which is a competitor, lessor, lessee, customer or supplier of Optica; (ii) has any interest, direct or indirect, in any material property or assets of Optica (except in his capacity as a shareholder of Optica); (iii) owns directly or indirectly, in whole or in part, any material copyright, trademark, trade name, service mark, franchise, patent, invention, permit, license, secret or confidential information of the nature requiring a license for use by Optica which Optica is using or the use of which is necessary for the business of Optica; or

iv) has any material cause of action or other claim whatsoever against, or owes any material amount to, Optica.

4.14	Opportunity to Investigate.  Each of the Optica Shareholders and Optica
(i) has had an opportunity to ask questions concerning INVT and all such questions posed have been answered to its satisfaction; (ii) has been given an opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning INVT; and (iii) has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of entering into this Agreement and consummating the transactions contemplated herein.

4.15	Accredited Investor.  Each of the Optica Shareholders is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

4.16	Investment Intent.  Each of the Optica Shareholders who exercises the
Conversion Right will acquire the INVT Common Shares thereunder for its own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, and it will not acquire the INVT Common Shares with the intention of distributing or selling such shares. The Optica Shareholders understand that the INVT Common Shares have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and hereby agrees not to make any sale, transfer or other dispositions off such INVT Common Shares unless either (i) such INVT Common Shares have been registered under the Securities Act and all applicable state and other securities laws and any such registration remains in effect or (ii) registration is not required under the Securities Act or applicable state securities laws with respect to such sale, transfer or other disposition.

4.17	Full Disclosure.  None of the information supplied or to be supplied by
Optica for inclusion in the documents to be prepared in connection with the transactions contemplated by this Agreement including, without limitation, (i) documents to be filed with the SEC, including the Registration Statement and
(ii) filings pursuant to any Sate securities and blue sky laws, will, in the case of the Registration Statement (as defined in Section 6.6) at the time of the mailing thereof, and in the case of other documents at the time such documents are filed with any federal or state regulatory authority, contain or will contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading (or, in the case of the Registration Statement, in order to make the statements therein, in light of the circumstances under which they were made, not misleading).

5.	REPRESENTATIONS AND WARRANTIES OF INVT.

INVT hereby represents and warrants to Optica and the Optica Shareholders that, except as disclosed on any Schedule:

5.1	Organization of INVT.  INVT is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and lawful authority to own, lease and operate its asset, properties and business and to carry on its business in all material respects as now conducted. INVT is publicly trading on the NASD-OTCBB Exchange under the symbol INVT.

5.2	Authority.  INVT has all requisite corporate power and authority to execute, deliver and perform this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement, and to consummate the transactions contemplated by this Agreement. This Agreement has been executed and delivered by INVT and constitutes legal, valid and binding obligations of INVT, enforceable against INVT in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

5.3	Capitalization.  On the date hereof, INVT's authorized Capital Stock consists of 50,000,000 INVT Common Shares, of which 17,480,000 shares are issued and outstanding as of the date hereof and 5,000,000 shares of Preferred Stock, par value $.001 per share, none of which is outstanding. On Closing the number of issued and outstanding INVT Common Shares will not exceed 20,480,000. INVT has no treasury shares outstanding. No other class of Capital Stock of INVT is authorized or outstanding. All of the issued and outstanding INVT Common Shares are duly authorized and are legally and validly issued, fully paid and non-assessable. The INVT Preferred Shares and the INVT Common Shares issued puursuant to the Conversion Right will be validly issued, fully paid, non-assessable shares free and clear of all Liens.

5.4	INVT Convertible Securities.  There are no outstanding Convertible
Securities to acquire any Capital Stock of INVT from INVT or, to INVT's knowledge, from any of the shareholders of INVT except pursuant to the Conversion Right contemplated by this Agreement; (b) no shares of Capital Stock of INVT are reserved or set aside as treasury shares for any purpose and no shareholder of INVT has preemptive rights; and (c) there are no voting trusts or other agreements or understanding of which INVT has knowledge with respect to the voting of shares of any class of Capital Stock of INVT.

5.5	Subsidiaries.  INVT has no subsidiaries and INVT is not a party to any partnership or joint venture agreement or arrangement or owns any equity interest in any other corporation, partnership or other entity.

5.6	Charter Documents.  INVT has made available to Optica and the Optica
Shareholders true, correct and complete copies of the Articles of Incorporation, by-laws, and all amendments thereto as of the date hereof.

5.7	No Conflicts.  Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, nor the issuance or delivery of the INVT Common Shares by INVT in the Conversion Right pursuant to this Agreement conflict with or will conflict with or has resulted or will result in the breach of or violation of any of the terms or conditions of, or constitute (or, with notice or lapse of time or both, would constitute) a default or result in the acceleration of any material obligation of INVT under: (i) the articles of incorporation or by-laws of INVT; or (ii) any Requirement of Law or Contractual Obligation of INVT and will not result in, or require, the creation of imposition of any Lien on any of its assets, properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

5.8	Permits.  INVT has all licenses, permits, orders, authorizations, notifications and approvals of any Governmental Authority material to the conduct of its business as presently conducted.

5.9	No Consents.  Except for applicable requirements of the Nevada corporate laws, the Securities Act, the Exchange Act, NASD and state securities or blue sky laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement by INVT, the consummation by INVT of any of the transactions contemplated hereby or thereby or the issuance or delivery of INVT Common
Shares under the Conversion Right pursuant to this Agreement.

5.10	Litigation.  INVT is not a party to, or to its knowledge, threatened with, any material litigation or judicial, administrative or arbitration proceeding or investigation. There is no dispute with any Person under contract with INVT which has a material adverse effect on INVT, or is reasonably likely to have a material adverse effect on INVT.

5.11	Liabilities.  As at the date of this Agreement, INVT did not have any material direct or indirect indebtedness or liabilities accrued, absolute, or contingent (and likely of occurring) or otherwise, whether or not of a kind required by United States Generally Accepted Accounting Principals to be set forth, accrued, reserved for or reflected in a financial statement ("INVT Liabilities"), except INVT Liabilities incurred in the ordinary course of business or in connection with this Agreement.

5.12	Employee Benefit Plans.  There are no written or oral pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive compensation, bonus, vacation, severance, sickness or disability, hospitalization, individual and group health and accident insurance, individual and group life insurance or other material employee benefit plans, programs, commitments or funding arrangements maintained by INVT, to which INVT is a party, or under which INVT has any obligations, present or future.

5.13	Opportunity to Investigate.  Subject to its continuing right of due diligence investigation of Optica, INVT (i) has had an opportunity to ask questions concerning Optica and all such questions posed have been answered to its satisfaction; (ii) has been given an opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning Optica; and (iii) has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of entering into this Agreement and consummating the trans-actions contemplated herein.

5.14	Investment Intent.  INVT is acquiring the Optica Common Shares at the
Closing for its own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, and it has no present intention of distributing or selling such Optica Common Shares. INVT understands that the Optica Common Shares have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and hereby agrees not to make any sale, transfer or other disposition of such Optica Common Shares unless either (i) such Optica Common Shares have been registered under the Securities Act and all applicable state and other securities laws and any such registration remains in effect or (ii) registration is not required under the Securities Act or applicable state securities laws with respect to such sale, transfer or other disposition.

5.15	Full Disclosure.  None of the information supplied or to be supplied by
INVT for inclusion in the documents to be prepared in connection with the transactions contemplated by this Agreement including, without limitation, (i) documents to be filed with the SEC, including the Registration Statement, (ii) filings pursuant to any State securities and blue sky laws, will, in the case of the Registration Statement at the time of the mailing thereof, and in the case of other documents at the time such documents are filed with any federal or state regulatory authority, contain or will contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements thereon not misleading (or, in the case of the Registration Statement, in order to make the statements therein, in light of the circumstances under which they were made, not misleading).

6.	COVENANTS AND AGREEMENTS

The parties covenant and agree as follows:

6.1	Directors of INVT.  At any time following the Closing, upon written notice to INVT, the Optica Shareholders, so long as they collectively are beneficial owners of at least fifty percent (50%) of the issued and Outstanding INVT Common Shares, or have the right collectively pursuant to the Conversion Right to acquire at least such amount, shall have the right to designate up to four directors of INVT. Upon receipt of such notice, INVT shall take any and all steps required to cause such designees to be nominated for election.

6.2	Brian Kitts.  Following Closing, Brian Kitts shall remain a director for at least one year from the date of Closing and each of the Optica
Shareholders, to the extent it owns INVT Common Shares agrees to vote such shares in favour of Brian Kitts as a director during the said one-year period.

6.3	Officers of INVT.  Following the Closing, INVT's President and CEO shall be Douglas Smith and its Treasurer and Secretary shall be Brian Kitts.

6.4	Corporate Examination and Investigations.  INVT shall continue to afford to the Optica Shareholders, directly or through representatives, the opportunity to make such reasonable investigation of the property and plant of INVT as are reasonable and appropriate for them to make a decision with respect to exercising the Conversion Right. In order that the Optica Shareholders may have full opportunity to make such business, accounting, regulatory and legal review, examination or investigation, INVT shall furnish the Optica Shareholders until such time that the Conversion Right is exercised in full, all such information as the Optica Shareholders may reasonably request and cause its officers, employees, consultants, accountants and attorneys to cooperate fully with them in connection with such review and examination and to make full disclosure of all material facts affecting such party's financial condition, regulatory affairs and business operations.

6.5 Cooperation in Preparing SEC Reports and Filings. The parties agree that they and each of them will assist and cooperate fully with each other in the prompt preparation and filing of any applications, approvals, consents or similar documents necessary or advisable in connection with the transactions contemplated hereunder or under any qualifications under state securities laws, which are required for the proper and effective consummation of the transactions provided for in this Agreement and for the future business operations of INVT and Optica. The Optica Shareholders hall also provide such assistance and cooperation with respect to the preparation and filing by INVT of all other proxy statements, reports and filings that are required by a reporting company under the Exchange Act.

6.7 Registration Statement. As soon as practicable after execution of this Agreement, INVT shall file with the SEC a registration statement on Form 10 (the "Registration Statement") to register the Common Stock of INVT. The parties hereto agree to fully cooperate in connection with the preparation and filing of the Registration Statement. Without limiting the generality of the foregoing, each of Optica, INVT and the Optica Shareholders agrees to furnish, and to cause its independent public accountants and attorneys to furnish, INVT's and Optica's counsel and accountants, as the case may be, promptly with such information as they may reasonably request in order to complete the preparation and filing of the Registration Statement, and any amendments thereto.

6.7	Further Registrations.  INVT shall file in a timely manner all such
Registration Statements as may be necessary to register the Common Stock of INVT acquired pursuant to the Conversion Right.

6.8	Issuance of Capital Stock.  Neither Optica nor INVT shall issue, commit to issue, redeem or purchase, or amend the terms of, any of its Capital Stock or Convertible Securities after the date hereof and prior to the Closing, except that INVT may issue such additional INVT Common Shares as will increase the total issued and outstanding INVT Common Shares on Closing to not more than 20,480,000.

6.9	Financing of Start-Up Costs.  INVT will undertake to maintain at least
$250,000 to finance the start-up costs of Optica (less any amounts previously advanced).

6.10	Implementation of Business Plan.  Upon receipt of the financing referred to in Section 6.9, Optica will undertake fo develop and implement the business described in its business plan dated April 15, 1999.

6.11	Further Assurances.  Each of the parties shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby. Each party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing.

7.	MISCELLANEOUS

7.1	Broker.  Each of the parties represents and warrants to the other that no broker, finder or other financial consultant has acted on their or its behalf in connection with the negotiation and execution of this Agreement. Each such party agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent not so disclosed claiming to have been employed by or on behalf of such party, and to bear the cost of legal expenses incurred in defending against any such claim.

7.2	Schedules and Exhibits.  The Schedules and Exhibits to this Agreement are part of this Agreement as if set forth in full herein.

7.3	Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed or telecopied, or sent overnight delivery by FedEx or UPS or sent by certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally telegraphed or telecopied or if sent by FedEx or UPS, one business day after the date of mailing, or if sent by certified or registered mail, four business days after the date of mailing, as follows (or to such other address as any party may from time to time specify in writing pursuant to the notice provisions hereof):
(i)	if to Optica to:
    Euro-American Building , R.G. Hodge Plaza, 3rd floor, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands

(ii)	if to the Optica Shareholders, to:
    	Suite 61, Grosvenor Close, Shirley Street, PO Box N7521, Nassau, New Providence, Bahamas

(iii)	if to INVT, to:
     	1776 Park Avenue, Unit 4, Park City, Utah 84060

7.4	Entire Agreement.  This Agreement (including all Schedules and Exhibits hereto and all agreements or covenants contained therein) contains the entire agreement among the Parties with respect to the Acquisition contemplated under
Section 2 and the Conversion Right contemplated under Section 3, and all transactions related thereto, and supersedes all prior agreements or understandings, written or oral, with respect thereto.

7.5	Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, signed by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive or any rights or remedies that any party may otherwise have at law or in equity.

7.6	Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the choice of law principles thereof.
7.7	No Assignment.  This Agreement is not assignable except by operation of law.

7.8	Variations in Pronouns.  All pronouns and any variations thereof refer to the masculine, feminine or neither singular or plural, as the identity of the person or persons may require.

7.9	Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed and original but all of which together shall constitute one and the same instrument.

7.10	Severability.  If any one or more of the provisions of this Agreement is held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties.

7.11	Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives and permitted assigns.

	IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the corporate parties hereto on the date first above written.


INVESTAMERICA, INC.				OPTICA SHAREHOLDERS:

                                          RUSSELLS SYSTEMS LIMITED
----------------------------------
By: Brian Kitts, President
		                                        ----------------------------
--
                                          By:
OAKBAY TRADING LIMITED
	                              					      CRYSTSAL
MARRIOTT S.A.

-----------------------------------       ------------------------------
By:                                       By:

                                          WINJOY SERVICES CENTRE LIMITED

                                          ------------------------------
                                          By:

                                          VIRGIL SECURITIES S.A.

                                          ------------------------------
                                          By: